UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

January 17, 2011
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hamefalsim Street, Petach Tikva 49514, Israel
(Address of principal executive offices and zip code)

                    (011) 972-3-7168383
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Chaim Hadad, 36, was appointed Chief Financial Officer of the Registrant effective January 17, 2011. Between March 2006 and February 2009, Mr. Hadad acted as Manager of the Accounting and Controlling Department at Tnuva Food Industries Cooperative Agriculturist Society and CFO of Tnuva USA. Between April 2009 and October 2010, Mr. Hadad acted as controller of Skyvision Network Services Ltd.

The annual compensation cost for Mr. Hadad is approximately $90,000, plus use of a company car and the customary Israeli social benefits.

Effective January 17, 2011, Tsippy Moldovan, the former Chief Financial Officer of the Registrant, resigned from her duties as CFO.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits

Exhibit 99.1                      Engagement Letter between the Registrant and Mr. Hadad dated January 17, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 20, 2011

DEFENSE INDUSTRIES INTERNATIONAL, INC.
(Registrant)

By: /s/Uri Nissani
Name: Uri Nissani
Chief Executive Officer and
President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Engagement Letter between the Registrant and Mr. Hadad dated January 17, 2011